FOR IMMEDIATE RELEASE	December 15, 2010
Contact: Susan Jordan
732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

ANNOUNCES BUY OUT OF MINORITY INTEREST

FREEHOLD, NJ, December 15, 2010........Monmouth Real Estate Investment Corporation (NYSE:MNR) (“the Company”) announced the acquisition of the remaining 37% minority interest in Wheeling Partners, L.L.C., (“Wheeling Partners”) an Illinois limited liability company, for approximately $4,100,000.  Wheeling Partners owns a 123,000 square foot industrial building in Wheeling, Illinois, leased to FedEx Ground Package Systems, Inc., through May, 2017.  Prior to this acquisition, the Company owned 63% of Wheeling Partners.

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties.  The Company’s portfolio consists of sixty-four industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

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